FFTW FUNDS, INC.

                                              Certificate of Secretary

         I, William E. Vastardis, do hereby certify that I am the Secretary of FFTW Funds, Inc., a Maryland corporation (the "Company"), and, in connection with the filing on behalf of the Company of a Rule 24f-2 Notice, as such term is defined in the Investment Company Act of 1940, as amended, I do hereby further certify that the Company sold the following total of shares which include shares sold through dividend reinvestment: the Company sold a total of 2,172,777 shares of its Money Market Portfolio, 13,009,191 shares of its Emerging Markets Portfolio, 638,100,772 shares of its U.S. Short-Term Portfolio Stock, 2,264,037 shares of its Worldwide Portfolio Stock, 4,512,564 shares of its Worldwide-Hedged Portfolio Stock, 3,640,476, shares of its International-Hedged Portfolio Stock, 4,004,288 shares of its Stable Return Portfolio Stock, 78,563,319 shares of its Mortgage Total Return Portfolio Stock, 3,640,476 shares of its International Portfolio Stock, all having a par value of $.001 per share (collectively, the "Shares"), during the fiscal year ended December 31, 1997, for which the Company received payment in full of cash consideration in excess of par value prior to the issuance of the Shares in accordance with the resolutions authorizing their sale, I do hereby further certify that the Company had a total of 26,130,865 shares of its Money Market Portfolio Stock, 11,577,402 shares of its Emerging Markets Portfolio, 49,833,948 shares of its U.S. Short-Term Portfolio Stock, 8,733,103 shares of its Worldwide Portfolio Stock, 7,158,173 shares of its Worldwide-Hedged Portfolio Stock, 28,159,718 shares of its International-Hedged Portfolio Stock, 4,029,563 shares of its Stable Return Portfolio Stock, 63,597,534 of its Mortgage Total Return Portfolio Stock, and 7,124,727 shares of its International Portfolio Stock, outstanding on December 31, 1997, and I do hereby further certify that at no time during the fiscal year ended December 31, 1997 did the Company have in excess of 200,000,000 shares of its U.S. Short-Term Portfolio Stock issued or outstanding, nor did it have in excess of 50,000,000 shares of its Worldwide Portfolio Stock, nor did it have in excess of 50,000,000 shares of its Worldwide-Hedged Portfolio stock outstanding, nor did it have in excess of 50,000,000 of its International-Hedged Portfolio stock outstanding, nor did it have in excess of 50,000,000 shares of its Stable Return Portfolio Stock outstanding, nor did it have in excess of 100,000,000 shares of its Mortgage Total Return Portfolio stock outstanding, nor did it have in excess of 50,000,000 shares of its International Portfolio Stock outstanding, nor did it have in excess of 100,000,000 shares of its Emerging Markets Portfolio Stock outstanding, and nor did it have in excess of 200,000,000 shares of its Money Market Portfolio Stock outstanding, .
         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 27th day of March, 1998.


/s/William E. Vastardis
----------------------------
William E. Vastardis
Secretary